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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



 Date of Report (Date of earliest event reported) March 21, 2000 (March 3, 2000)
                                                 -------------------------------

                    Superior National Insurance Group, Inc.
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            (Exact name of registrant as specified in its charter)


     Delaware                      0-25984                      95-4610936
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  (State or other               (Commission                  (I.R.S. Employer
   jurisdiction                 File Number)                 Identification No.)
  of incorporation)


       4936 Kilburn Court, Oak Park, California                   91377
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      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code  (818) 707-1464
                                                   -----------------------------


                 26541 Agoura Road, Calabasas, California 91302
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        (Former name or former address, if changed since last report.)

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ITEM 3.


     (a) The California Department of Insurance ("CDI") has seized the assets and operations of and conserved Superior National Insurance Group, Inc.'s (the "Company") four California domiciled insurance subsidiaries, California Compensation Insurance Company, Combined Benefits Insurance Company, Superior National Insurance Company, and Superior Pacific Casualty Company (the "Insurance Companies"). Commercial Compensation Insurance Company, another subsidiary of the Company, will either be conserved in its state of domicile, New York, or will be redomiciled in California in order to become subject to the supervision of CDI.

            Please see the discussion in Item 5 below.


ITEM 5.

     On March 3, 2000, the California Department of Insurance ("CDI") seized the assets and operations of Superior National Insurance Group, Inc.'s (the "Company") four California domiciled insurance subsidiaries, California Compensation Insurance Company, Combined Benefits Insurance Company, Superior National Insurance Company, and Superior Pacific Casualty Company (the "Insurance Companies"). Commercial Compensation Insurance Company, another subsidiary of the Company, will either be conserved by regulators in its state of domicile, New York, or will be redomiciled in California in order to become subject to the supervision of CDI.

     The March 3, 2000 action by the CDI was taken after the Company disclosed on a confidential basis to the CDI a draft report of actuarial opinion by the firm of Ernst & Young, an independent consulting firm retained by the Company, with regard to the Company's claim and claim adjustment expense reserves. As a result of this disclosure, the CDI and the Company held discussions on Friday, February 25, 2000, with the CDI taking the position that the financial weakness of the Insurance Companies implied by the draft report would require that the Insurance Companies be conserved.
The Company indicated its preliminary view that given the circumstances implied by the draft report it would not resist a conservation order. During meetings and telephone conversations beginning February 28, 2000, the Company was led to believe that the insurance companies would be seized in an uncontested proceeding on Monday, March 6, 2000, and that a joint press release announcing the proceeding would be issued by the Company and CDI on March 3, 2000.

     On Friday, March 3, 2000, the five senior executives of the Insurance Companies expected to meet with CDI personnel and complete a joint press release. Because the Insurance Companies were seized on March 3, 2000, the five executives were instead terminated from their positions in the Insurance Companies by the CDI and required to immediately exit the Company's headquarters, rendering impossible any public response to the CDI's actions. The Company has not yet established new headquarters. Without further consultation with the Company, the CDI issued during the morning of March 3, 2000 a press release describing the seizure and conservation of the Insurance Companies.

     The Nasdaq National Market has halted trading in the Company's common stock since approximately 11:06 am on Friday, March 3, 2000, pending the receipt of a response to a request for information delivered to the Company. The Company expects to provide the information requested no later than March 20, 2000, but has no assurance that trading will resume or that the Nasdaq will not take an adverse action with respect to the continued listing of the Company's common stock.

                                      2

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     The Company's Board of Directors and management will continue to monitor the proceedings set in motion by the CDI and will advise stockholders of material information or proceedings. However, the Company does not believe it will obtain sufficient access to the Insurance Companies' books and records and accounting staff to allow the Company to file a Form 10-K for the period ending December 31, 1999 within the time prescribed for filing under the Securities Exchange Act of 1934. Similarly, the Company will not timely file a proxy statement related to an annual meeting for 2000. The Company intends to comply with the requirements of the Exchange Act as soon as it is able. William L. Gentz, J. Chris Seaman, Arnold J. Senter, Louis Caron and Robert E. Nagle remain officers of the Company in their previous capacities.

     The Company has retained bankruptcy counsel to advise it on possible alternatives, but has no present plans to seek the protection of the bankruptcy courts.

     At such time as the Company is able to complete and file with the Securities and Exchange Commission financial statements for the fiscal year ended December 31, 1999, management believes the balance sheet and statement of operations will reflect the write off of the Company's investment in the unconsolidated Insurance Subsidiaries seized by the CDI, the write off of goodwill associated with the acquisition of Business Insurance Group, and the write off of other intangible assets the realization of which is not assured.

     The Company is in default on numerous covenants associated with its bank debt and trust preferred securities, and will default on interest and principal payments for the foreseeable future. Management believes that the opinion of KPMG, the Company's independent auditors, associated with the Company's December 31, 1999 financial statements will likely question the Company's ability to continue as a going concern.

     Voice messages may be left for the Company's executives at 818/707-1464 until new corporate offices are established.

     This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Actual results could differ materially from those projected in forward-looking statements as a result of the uncertainty over the Company's operations and its ability to continue as a going concern, variability of business conditions and the inherent difficulty of accurately forecasting revenues and expenses.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  MARCH 21, 2000



                               SUPERIOR NATIONAL INSURANCE GROUP, INC.


                               By:  /s/ J. Chris Seaman
                                    -------------------------------------
                                    J. Chris Seaman
                                    President and Chief Executive Officer


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